Exhibit 5.2

Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central Hong Kong Tel +852.3923.1111 Fax +852.3923.1100 Email HongKong@loeb.com	樂博律師事務所有限法律責任合夥 香港中環康樂廣場1號 怡和大廈2206-19室 電話 +852.3923.1111 傳真 +852.3923.1100 電郵 HongKong@loeb.com

May 26, 2026

Real Messenger Corporation

695 Town Centre Drive, Suite 1200

Costa Mesa, CA 92626

Re:	Real Messenger Corporation

Ladies and Gentlemen:

We have acted as special U.S. counsel to Real Messenger Corporation, a company established under the laws of the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1, as amended, publicly filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 26, 2026 (as amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”). The Registration Statement relates to the issuance and sale of up to 6,802,721 units (the “Units”), each consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), or at the option of such purchaser, one pre-funded warrant to purchase one Class A Ordinary Share (each, a “Pre-Funded Warrant”) in lieu thereof, and one warrant (each, a Common Warrant”) to purchase one Class A Ordinary Share or a Pre-Funded Warrant. The Registration Statement also relates to the issuance by the Company of warrants issuable to the placement agent or its designees to purchase up to 204,081 Class A Ordinary Shares (the “Placement Agent Warrants” and together with the Units, the “Warrants”) and an aggregate of up to 7,006,802 Class A Ordinary Shares issuable upon exercise of the Warrants.

As special U.S. counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced securities, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto. We have also reviewed such certificates of officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) all assumptions set forth in a separate opinion delivered to the Company on the date hereof by Ogier, special Cayman Islands counsel to the Company, including that the execution, delivery and performance by the Company of its obligations under the Warrants have been duly authorized by all necessary corporate action on the part of the Company.

Principal Robert CALDWELL Roy CHOI Michael FUNG Lewis HO Jeffrey KUNG Lynia LAU Shirley LAU Wallace LAU Alfred LEE Polly LIU Terence WONG

A Hong Kong firm of solicitors.

Los Angeles New York Chicago Nashville Washington, DC San Francisco Tysons Beijing Hong Kong www.loeb.com

For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Warrants, when duly issued and sold as set forth in the Registration Statement and Prospectus for the consideration described therein, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

(i)	Our opinion expressed herein is limited to the federal laws of the United States and the laws of the State of New York. The opinions expressed herein are based upon the federal laws of the United States and the laws of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

(ii)	The opinion above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP